UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

HMS Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

NY	0-50194	11-3656261
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Avenue South New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 725-7965

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2007, the Board of Directors of HMS Holdings Corp. (the “Company”) elected Michael A. Stocker, MD to serve on the Board of Directors (the “Board”). The Board currently intends in connection with the 2007 annual meeting of shareholders to nominate Dr. Stocker as an independent director in the class of directors with terms expiring at the 2009 annual meeting of shareholders.

The Board has not yet made any determinations to appoint Dr. Stocker to any committees of the Board. The Company will amend this Current Report on Form 8-K in the event that the Board makes such a determination.

In connection with his appointment to the Board, Dr. Stocker was awarded options under the Company’s 2006 Stock Plan (the “Plan”) to purchase 5,400 shares of the Company’s common stock at an exercise price of $18.01 per share, which was the “fair market value”, as defined in the Plan, of the common stock on January 22, 2007. The grant vests 25% upon the first anniversary of the date of grant, January 22, 2008, and 25% on each anniversary thereafter.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp. (Registrant)

Date: January 24, 2007	By:	/s/ Thomas G. Archbold
Chief Financial Officer

EXHIBIT INDEX

EX-99.1	Press Release dated January 22, 2007.